UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On September 10, 2014, Brian Bird, vice president and chief financial officer, and Travis Meyer, director - investor relations and corporate planning, of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”), will be in Chicago, at Baird’s 2014 Utility Corporate Access Day. At the conference, they will be presenting to and conducting one-on-one meetings with analysts, investors, potential investors and other parties. During the meetings, they will be providing certain information concerning the Company in a slide presentation and will be reaffirming that the Company's earnings guidance for 2014 is in the range of $2.60 to $2.75 per diluted share.

    A copy of the slide presentation is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in the slide presentation shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the slide presentation shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 8.01	Other Events.

As the Company previously announced by press release, the Montana Public Service Commission (MPSC) voted on September 4, 2014, to prepare an order approving the Company's application to purchase 11 hydroelectric facilities from PPL Montana, a wholly-owned subsidiary of PPL Corporation (NYSE: PPL) with several conditions on a 4-1 vote. The MPSC’s final written order approving the purchase is expected to be issued in the next several weeks.

During the work session that accompanied the approval of the purchase, the MPSC adopted nearly a dozen conditions, including (i) a return on equity of 9.8 percent compared to the Company’s requested 10.0 percent; (ii) conditions related to the transfer of Kerr Dam to the Confederated Salish and Kootenai Tribes and (iii) the expectation that the long term debt issued to help fund the purchase be at an effective annual interest rate no higher than 4.25 percent. In response to the interest rate condition, the Company has entered into treasury swap locks with respect to notional amounts totaling $450 million at a rate that the Company anticipates will allow it to satisfy the MPSC condition.

As previously reported, consummation of the purchase transaction remains subject to approval by the Federal Energy Regulatory Commission (FERC) of the issuance of securities to help fund the purchase price. The Company anticipates this FERC decision within 30-60 days after the MPSC issues its final order. The acquisition closing is expected to close by the end of the year, assuming timely receipt of regulatory approvals.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Slide presentation dated September 10, 2014

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: September 10, 2014

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Slide presentation dated September 10, 2014

* filed herewith